Exhibit 99.1

Granite Ridge Resources Provides an Operational Update, Releases Select Preliminary Fourth-Quarter 2023 Results, and Schedules Earnings Results Conference Call for March 8, 2024, at 10:00 a.m. Central Time

DALLAS, TX, February 2, 2024 – Granite Ridge Resources, Inc. (NYSE: GRNT) (“Granite Ridge” or the “Company”) today provided an operational update and released select preliminary fourth-quarter 2023 results. The Company also provided details for the Company’s fourth-quarter and full-year 2023 earnings release and conference call below.

Vital Asset Sale

On December 21, 2023, Granite Ridge closed on the sale of certain of its Permian Basin assets to Vital Energy, Inc. (NYSE: VTLE) (“Vital Energy”) for consideration of 561,752 shares of Vital Energy’s common stock and 541,155 shares of Vital Energy’s 2.0% cumulative mandatorily convertible preferred securities. The assets sold consisted of approximately 1,658 net acres and 45 gross (9.9 net) producing wells in the Permian Basin.

The transaction is associated with Granite Ridge exercising its right to tag-along with the sale of certain assets in the Permian Basin by affiliates of Henry Energy LP, Henry Resources, LLC, and Moriah Henry Partners LLC (collectively, “Henry”) to Vital Energy on the same terms as the purchase and sale agreement between Vital Energy and Henry.

“This transaction demonstrates one of the many ways to win in the non-op model, in this case selling at an operator premium due to a long-term Strategic Partnership with the Henry family,” stated Luke Brandenberg, Granite Ridge President and Chief Executive Officer. “While we are not typically a seller, the consideration offered was attractive, and the acceleration of cash flow from these producing assets will allow us to compound returns for our investors by recycling capital into development opportunities with higher rates of return.”

Fourth-Quarter 2023 Operational Update

During the quarter, Granite Ridge closed ten unique transactions.

•	Acquisitions
o	Haynesville Shale – two acquisitions alongside an existing operating partner for a combined $24 million including current net production of approximately 2.5 Mcf per day and inventory of 16.6 net locations
o	Eagle Ford Shale – one acquisition that increased ownership in an existing producing unit at an attractive value of $3 million
•	Traditional Non-Op or “Burgers & Beer”
o	Delaware Basin – three transactions with aggregate inventory of 0.6 net locations, acquisition cost of $3 million, and estimated future development cost of $10 million
o	Eagle Ford Shale – two transactions with aggregate inventory of 1.7 net locations, acquisition cost of $1 million, and estimated future development cost of $10 million
•	Controlled CapEx through Strategic Partnerships
o	Delaware Basin – two transactions with aggregate inventory of 1.9 net locations, acquisition cost of $3 million, and estimated future development cost of $18 million
o	As the largest interest owner in these locations, Granite Ridge controls development timing

Select Preliminary Fourth-Quarter 2023 Results

The Company’s fourth-quarter 2023 total production averaged approximately 26 thousand barrels of oil equivalent per day. Oil production for the quarter averaged approximately 12 thousand barrels of oil per day. Estimated oil price differential to benchmark WTI was approximately $(2.50) per barrel. Estimated natural gas price realization for the fourth-quarter 2023 was approximately 100% of Henry Hub benchmark price.

Year-End 2023 SEC Proved Reserves Summary

The table below summarizes the Company’s estimated net proved reserves as of December 31, 2023, based on reports prepared by Netherland, Sewell & Associates, Inc. (“NSAI”). In preparing its reports, NSAI evaluated properties representing all of the Company’s proved reserves as of December 31, 2023 in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding reserve reporting. Estimated net proved reserves in the table below do not include probable or possible reserves. The following table sets forth summary information by reserve category with respect to estimated proved reserves as of December 31, 2023:

Reserve Category	Oil (Mbo)(1)	Gas (MMcf)(1)	Equivalent (Mboe)(2)
PDP	14,947	96,746	31,072
PDNP	25	87	39
PUD	12,345	60,095	22,361
Total Proved Reserves	27,317	156,928	53,472

1.	Pricing is based on average prices of $78.21 per barrel of oil and $2.637 per MMbtu of natural gas and are adjusted for location and quality differentials.
2.	Boe are computed based on a conversion ratio of one Boe for each barrel of oil and one Boe for every 6 Mcf of natural gas.

Weighted-Average Shares Outstanding

The weighted-average basic common share count for the fourth quarter and full year is 132.1 million and 133.1 million, respectively. As of December 31, 2023, total shares of common stock outstanding was 130.4 million. The Company repurchased 3.8 million shares of common stock at an average price of $6.13 per share during the fourth quarter. The $50 million stock repurchase program, announced on December 15, 2022, expired under its own terms on December 31, 2023.

Year-End 2023 Balance Sheet Items

On December 31, 2023, the Company had total debt of $110 million, cash of $10 million, $26 million of Vital Energy common stock, and $25 million of Vital Energy 2.0% cumulative mandatorily convertible preferred securities.

Fourth-Quarter and Full-Year 2023 Earnings Release and Conference Call Details

Granite Ridge expects to report fourth-quarter and full-year 2023 financial and operating results on Thursday, March 7, 2024, after the close of trading on the New York Stock Exchange. The Company will host a webcast and conference call on Friday, March 8, 2024, at 10:00 a.m. Central Time to discuss its fourth-quarter and full-year 2023 financial and operating results. Instructions on how to access the webcast and conference call are shown below.

Webcast: We encourage participants to pre-register for the webcast using the following link https://events.q4inc.com/attendee/180858717. Alternatively, a link to the webcast can be found on the Company’s investor relations website.

Telephone: Toll-free dial in number (888) 660-6093, Conference ID 4127559

An audio replay will be available through March 22, 2024. To access the audio replay, dial (800) 770-2030 and enter conference ID 4127559.

About Granite Ridge

Granite Ridge is a scaled, non-operated oil & gas exploration and production company. We invest in a diversified portfolio of production and top-tier acreage across the Permian and four other prolific US basins in partnership with proven operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Gaza conflict, the Russia-Ukraine war, the conflicts in the Middle East, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

For more information, please contact our investor relations team at IR@graniteridge.com or by phone at (214) 396-2850.